SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT September 7, 2004
(Date of Earliest Event Reported)

VERINT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-15502

Delaware	11-3200514

(State of Incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747

(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (631) 962-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

          On September 7, 2004, Verint Systems Inc. announced that it had, through a subsidiary, acquired all of the outstanding stock of RP Sicherheitssysteme GmbH (“RP”), a company in the business of developing and selling mobile digital video security solutions for transportation applications.  The Company paid approximately $9,000,000 in cash and 90,144 shares of the Company’s common stock for RP.  In addition, the shareholders of RP will be entitled to receive earn-out payments over three years based on the Company’s worldwide sales, profitability and backlog of mobile video products in the transportation market during that period.  A copy of the press release dated September 7, 2004, issued by Verint Systems Inc., relating to this acquisition is attached as an exhibit hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.		Description

99.1		Press Release of Verint Systems Inc., dated September 7, 2004.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

	By:	/s/Igal Nissim

Name: Igal Nissim
Title: Chief Financial Officer

Dated: September 7, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of Press Release dated September 7, 2004